EXHIBIT 10.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF CORPORATE COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THIS NOTE IS NOT TRANSFERABLE WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF.

Original Issue Date: March 29, 2019	$2,000,000

CONVERTIBLE DEMAND NOTE

THIS CONVERTIBLE DEMAND NOTE is a duly authorized and validly issued Convertible Demand Note of CURE Pharmaceutical Holding Corp., a Nevada corporation (the “Company”), having its principal place of business at 1620 Beacon Place, Oxnard, California 93033 (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to Chemistry Holdings, Inc., a Delaware corporation (the “Holder”), the principal amount of $2,000,000 on demand at any time after the earlier of (i) an Event of Default (as defined below), (ii) the closing of a proposed merger (the “Merger”) of a wholly-owned subsidiary of the Company with and into Chemistry Holdings, Inc., a Delaware corporation, and (iii) April 1, 2019 if a binding definitive agreement and plan of merger with respect to the Merger has not be executed by that date, in each case if this Note has not previously converted into Common Stock (defined below) in accordance with Section 1 hereof. This Note is subject to the following additional provisions:

Section 1. Conversion.

(a) Conversion. If the Merger has not been consummated by April 30, 2019, the outstanding principal balance of this Note (the “Outstanding Balance”) shall automatically be converted (the “Conversion”) into shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a price per share equal to $3.34 (the “Conversion Price”) effective as of May 1, 2019 (the “Conversion Date”), and the Outstanding Balance shall thereafter be considered repaid in full.

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(b) Adjustments to Conversion Price.

(i) In the event the Company (i) subdivides outstanding Common Stock into a larger number of Common Stock, (ii) combines (including by way of a reverse split) outstanding Common Stock into a smaller number of Common Stock or (iii) issues, in the event of a reclassification of Common Stock, any Common Stock of the Company, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) If at any time or from time to time after the issuance date of this Note and prior to its repayment or conversion there shall be a capital reorganization of the Company (other than in an event described in Section 1(b)(i)), or a merger or consolidation of the Company with or into another corporation where the holders of the Company’s outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that, upon any subsequent conversion of this Note, the Holder shall have the right to receive, in lieu of Common Stock, the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change that the Holder would have received if this Note had been converted into Common Stock immediately prior to such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 1(a) with respect to the rights of the Holder after the Organic Change to the end that the provisions of Section 1(a) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(c) Mechanics of Conversion.

(i) Shares Issuable Upon Conversion of Outstanding Balance. The number of shares of Common Stock issuable upon a Conversion hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Balance by (y) the Conversion Price.

(ii) Mechanics of Conversion. Upon a Conversion, the Outstanding Balance shall automatically, and without any further action on the part of the Holder and whether or not the Note is surrendered to the Company, be converted into shares of Common Stock at the Conversion Price and as of the Conversion Date. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Conversion unless this Note is either delivered to the Company or the Holder notifies the Company that this Note been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such loss, theft or destruction. Upon receipt by the Company of this Note or an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such loss, theft or destruction, the Company at its expense shall, as soon as practicable thereafter, issue and deliver at such office to such Holder a certificate or certificates for the shares of Common Stock to which such Holder shall be entitled as aforesaid. The Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of the Conversion Date

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(iii) Fractional Common Shares. No fractional shares of Common Stock shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share of Common Stock.

(iv) Authorization. Upon issuance to Holder pursuant to the terms hereof, the Common Stock issued to Holder hereunder shall be duly authorized, validly issued, fully paid and non-assessable

Section 2. Event of Default; Remedies.

(i) An “Event of Default” means (a) the Company or any of its subsidiaries shall be subject to a Bankruptcy Event (as defined below), or (b) the Company’s Common Stock ceases to be listed on the OTC Market. If an Event of Default occurs, this Note and the Outstanding Balance shall accelerate and be immediately due and payable without notice or demand.

(ii) For purposes of this Section 2, a “Bankruptcy Event” means (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (c) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (d) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (e) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

Section 3. Non-Transferability of Note. Neither this Note nor any interest herein may be transferred, pledged or assigned in whole or in part by either party without the prior written consent of the other party (which may be withheld in such party’s sole and absolute discretion). Any such transfer, pledge or assignment done without the other party’s prior written consent shall be void ab initio.

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Section 4. Demand and Piggyback Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Holder) any of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash (other than in an Excluded Registration (as defined below)), the Company shall, at such time, promptly give Holder notice of such registration. Upon the request of Holder at any time after the date hereof or upon request of Holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the Shares (collectively, the “Registrable Securities”) that Holder has requested to be included, if a demand registration, on a newly filed registration statement for such shares, or in the case of a piggyback registration, in such registration; provided, however, if at the time of a demand registration the Company’s Form S-1 currently on file with the Securities and Exchange Commission (the “SEC”) has not yet been declared effective, Holder may request that the Registrable Shares shall be included on that registration statement; provided, further, that in the event of a demand registration, the Holder shall pay the costs and expenses of the Company, including without limitation filing fees and legal expenses, up to $50,000. The Company shall have the right to terminate or withdraw any registration initiated by it before the effective date of such registration, whether or not Holder has elected to include Registrable Securities in such registration. For purposes of this Section 4, “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

Section 5. Investor Representations.

(a) The Holder has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligation of the Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act. The Holder has been advised that this Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is purchasing this Note and the securities to be acquired by the Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Holder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

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Section 6. Miscellaneous.

(a) Prepayment. At the discretion of the Company, the Outstanding Balance may be prepaid at any time, in whole or in part.

(b) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction of the United States District Court for the District of Delaware and the jurisdiction of any other competent court in the State of Delaware.

(c) Amendment. This Note may only be modified or amended in a writing signed by the Company and the Holder.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CURE PHARMACEUTICAL HOLDING CORP.

By:	/s/ Robert Davidson
Name:	Robert Davidson
Title:	Chief Executive Officer

Acknowledge and agreed:
CHEMISTRY HOLDINGS, INC.

By:	/s/ Joshua Held
Name:	Joshua Held
Title:	Chief Executive Officer

[Signature Page to Convertible Demand Note]

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